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                                                                    EXHIBIT 11.1
                   HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   UNAUDITED

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Basic and diluted earnings per share                                          Years Ended  December 31,
                                                                             ---------------------------
                                                               1998                     1997                  1996
                                                       --------------------      ------------------     -----------------
Net income (loss)                                              $(98,270,302)           $(15,638,413)           $5,332,008
                                                        ====================      ==================     =================
Shares:
    Weighted average common shares issued                         10,091,340              10,053,734             7,770,175
    Assuming exercise of options, reduced by the
      number of common shares which could have
      been purchased with the proceeds from
      exercise of such options                                           --                      --               270,075
                                                        --------------------      ------------------     -----------------
    Weighted average number of common shares
       outstanding, as adjusted                                   10,091,340              10,053,734             8,040,250
                                                        ====================      ==================     =================
Net income (loss) per common share:
       Basic earnings (loss) per share                          $     (9.74)            $      (1.56)           $     0.69
                                                        ====================      ==================     =================
       Diluted earnings (loss)  per share                       $     (9.74)            $      (1.56)           $     0.66
                                                        ====================      ==================     =================
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